EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

By and Between

Green Global Investments, Inc., a Florida Corporation

and

David B. Edwards

made effective as of

September 1, 2012

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of the 1st day of September, 2012, by and between Green Global Investments, Inc., a Florida corporation whose business address is 2200 Lucien Way, Suite 350, Maitland, Florida 32751 (the “Company”), and David B. Edwards, an individual residing at 4020 West Gulf Drive, Sanibel, Florida  33957 (“Edwards”).

RECITALS

WHEREAS, Company is a publicly traded company listed on the OTC Bulletin Board under the symbol GGIX;

WHEREAS, Edwards owns all of the issued and outstanding shares of all classes of stock of International Care Management Services, Ltd., a Canadian Company, registered in Canada as 2040177 Ontario Limited (“ICMS), consisting of 1,223 shares of common stock;

WHEREAS, Company desires to acquire from Edwards 1,100 shares of voting common stock of ICMS (the "Shares") for a cash purchase price of Two Hundred Fifty Thousand Dollars (US) ($250,000.00), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Edwards is the sole director and president of ICMS and has the authority as agent of ICMS to make representations, warranties and covenants on behalf of ICMS under this Agreement;

NOW, THEREFORE, in consideration of the mutual benefit to be derived from this Agreement and of the representations, warranties, conditions, covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Edwards hereby agree as follows:

1.

DEFINITIONS

For purposes of this Agreement, the terms defined in the Recitals are incorporated herein by reference, and the following terms (including the plural form of such terms when used herein) have the meanings specified or referred to in this Section 1:

“Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

“Consent” means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Contract” means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

 “Creditor” means any Person to whom the Company owes any monetary obligation, including any contingent monetary obligation, other than vendors and other parties to whom the

Company has a monetary obligation in the Ordinary Course of Business and who is not a Payment Creditor, and shall include for purposes of calculating the Adjustment Amount, the Plan and/or the Plan Participants.

“GAAP” means generally accepted United States accounting principles.

“Intellectual Property” means copyrights, patents, trade names, trade secrets, registered and unregistered trademarks, service marks, trade dress, franchises, domain names, proprietary information, and similar rights.

“Inventory” means any “inventory” as such term is defined in the UCC owned by ICMS, as of the date hereof, and, in any event, shall include, but shall not be limited to, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production, and all proceeds therefrom.

“Key Employees” means David B. Edwards and Jeffrey Edwards.

“Knowledge” with respect to an individual of a particular fact or other matter is deemed if:

 (a)

such individual is actually aware of such fact or other matter; or

 (b)

a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Legal Requirement” means any national, federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, statute, or treaty.

 “Liabilities” means without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

 “Lien” means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC, any Tax Laws or comparable law of any jurisdiction).

 “Material Adverse Effect” means an effect on a Person or business, including the imposition of a liability or obligation that, individually or in the aggregate, is material as to that Person or business.

  “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:

 (a)

such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

 (b)

such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

 (c)

such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company;  (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Permitted Encumbrances” means Liens for current Taxes not yet due and payable.

“Permits” means licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses, pre-qualifications, and franchises necessary for the continued operation of ICMS’s businesses as they are currently being conducted.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

“Related Party” means, with respect to a particular Person:

 (a)

each other member of such individual’s Family;

 (b)

any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;

 (c)

any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

 (d)

any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

 (a)

any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

 (b)

any Person that holds a Material Interest in such specified Person;

 (c)

each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

 (d)

any Person in which such specified Person holds a Material Interest;

 (e)

any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

 (f)

any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

“Securities Act” means (i) the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law, (ii) any comparable or similar law of Canada or any province or governmental subdivision thereof.

“Subsidiary” means, with respect to any Person (the “Owner” for the purposes of this definition), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of ICMS.

“Tax” means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any governmental body (including, but not limited to, Canada and the United States of America and any treaty between Canada and the United States of America pertaining to any Tax as otherwise defined herein) or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

"Taxing Authority" means any government or agency thereof that is in any substantial part involved in the determination, assessment, collection, resolution (including any and all procedural matters relating thereto) of any matter pertaining to any Tax.

"Tax Laws" means any and all laws, regulations and treaties pertaining in whole or any substantial part to Taxes, including, but not limited to, all laws, regulations, treaties pertaining to assessment, collection, reporting, procedure, dispute resolution or related matters.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

2.

PURCHASE AND SALE OF SHARES; CLOSING

2.1

Shares.  Subject to the terms and conditions of this Agreement, at the Closing, Edwards will sell and Company will purchase  the Shares for a cash price of Two Hundred Fifty Thousand Dollars ($250,000.00)(US), to be paid at closing in accordance herewith.

2.2

Other than the consideration for the Shares described in Section 1.1 in accordance with the requirements of this Agreement, there shall be no further consideration for the exchange.

2.3

Closing.  The purchase and sale (the “Closing”) provided for in this Agreement will take place at Company’s offices at 2200 Lucien Way, Suite 350, Maitland, Florida 32751, at 10:00 a.m. (local time) on or before September 17, 2012 unless the parties mutually agree in writing otherwise.

2.4

Closing Obligations.  At the Closing:

(a)

Edwards will deliver to Company:

(i)

certificates representing the Shares duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank, for transfer to Company, free and clear of all Liens;

(ii)

employment agreements in the form of Exhibit 2.4(a)(iii), executed by the Key Employees (collectively, “Employment Agreements”); and

(iii)

a certificate executed by Edwards representing and warranting to Company that each of Edwards’s representations and warranties in this Agreement, individually and on behalf of ICMS, was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Edwards to Company prior to the Closing Date in accordance with Section 5.5); and

(b)

Company will deliver:

(i)

to Edwards, a certificate executed by Company to the effect that, except as otherwise stated in such certificate, each of Company’s representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

(ii)

to the Key Employees, the Employment Agreements, executed by Company;

(iii)

to Edwards, Two Hundred Fifty Thousand Dollars ($250,000.00) (US) as consideration for the Shares.

3.

REPRESENTATIONS AND WARRANTIES OF EDWARDS

To induce Company to enter into this Agreement and consummate the transactions contemplated therein (“Contemplated Transactions”), Edwards, individually and, where the context so provides, as  authorized agent of ICMS, represents and warrants to Company as follows:

3.1

Duly Organized.  ICMS is duly organized, validly existing and in good standing under the laws of the jurisdiction of its domiciles and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on the business, operations, properties, assets or condition, financial or otherwise, of ICMS. ICMS is qualified to do business and in good standing in each jurisdiction in which it does business, except where the failure to be in good standing would not have a Material Adverse Effect. Edwards and ICMS have delivered to Company or given Company access to true, complete and correct copies of the Organizational Documents of ICMS. ICMS is not in violation of any of its Organizational Documents.  The minute books, original stock ledger and corporate seal (where extant) of  ICMS have been made available to Company and are correct and complete in all material respects.

3.2

Authorization; Validity. Edwards has the requisite power and authority to enter into this Agreement and the transactions contemplated hereby.  The execution and delivery of this Agreement by Edwards and the performance by Edwards and ICMS of the obligations contemplated herein have been duly and validly authorized..  This Agreement is a legal, valid and binding obligation of Edwards, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.3

No Conflicts.  The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

(a)

conflict with, or result in a breach or violation of, any of ICMS’s Organizational Documents;

(b)

other than such as would not, individually or in the aggregate, have a Material Adverse Effect, conflict with, or result in a default (or an event that would constitute a default but for the requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which ICMS or Edwards is a party or by which ICMS or Edwards is bound, or result in the creation or imposition of any Lien on any of ICMS’s properties pursuant to any Legal Requirement to which ICMS or Edwards or any of their respective properties is subject; or result in termination or any impairment of any material Permit or contractual right or other authorization of Edwards or ICMS;

(c)

violate any Legal Requirement or Order to which ICMS or Edwards is subject or bound.

3.4

Capital Stock of ICMS.  The authorized capital stock of ICMS consists of a single class of unlimited shares of common stock, of which 1,223 shares of Class A stock are issued and outstanding and 123 of those shares are pledged as collateral under a security agreement.  All of the shares are otherwise owned legally and beneficially by Edwards. There are no other shares issued or outstanding. All of the issued and outstanding shares of the capital stock of ICMS have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record and beneficially by Edwards.  All of the Shares are free and clear of all Liens.   All of the issued and outstanding shares of the capital stock of ICMS were offered, issued, sold and delivered in compliance with all applicable legal requirements concerning the issuance of securities.  Further, none of such shares was issued in violation of any preemptive rights.  There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of ICMS.

3.5

Transactions in Capital Stock.  No option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate ICMS to issue, sell or otherwise cause to become outstanding any shares of capital stock.  ICMS has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

3.6

Subsidiaries, Stock, and Notes.

(a)

ICMS has no Subsidiaries.

(b)

ICMS does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, partnership, limited liability company or other legal entity, nor is ICMS, directly or indirectly, a participant in any joint venture, partnership, association, trust or other legal entity or contractual business arrangement.

(c)

There are no promissory notes that have been issued to, or held by, ICMS except as disclosed on the Financial Statements.

3.7

Financial Statements.  Schedule 3.7 includes (a) true, complete and correct copies of ICMS’s unaudited balance sheets as of December 31, 2010 and 2011 (the “Balance Sheet Dates”), being the end of its two most recently completed fiscal years), and income statements and statements of cash flows for the same fiscal years(collectively, the “Unaudited Financials”) and (b) true, complete and correct copies of ICMS’s unaudited balance sheets (the “Interim Balance Sheets”) as of July 31, 2012, and income statement and statement of cash flows, for the 7-month period then ended (collectively, the “Interim Financials,” and together with the unaudited Financials, the “Financial Statements”). ICMS will obtain audited financials for 2010 and 2011 within 75 days of the Effective Date.  Except as noted on the report accompanying the unaudited Financials, the Financial Statements have been prepared in accordance with Canadian GAAP consistently applied, subject to, in the case of the Interim Financials, (i) the exceptions stated on Schedule 3.7, and (ii) the omission of footnote information.  Except as set forth in this Schedule 3.7 each balance sheet included in the Financial Statements presents fairly the financial condition of ICMS as of the date indicated thereon, and each of the income statements included in the Financial Statements presents fairly the results of its operations for the periods indicated thereon.

3.8

Liabilities and Obligations.

(a)

ICMS is not liable for or subject to any Liabilities except for:

(i)

those Liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

(ii)

those Liabilities arising in the Ordinary Course of Business consistent with past practice under any Contract that are not required to be listed hereunder and those liabilities under any Contract specifically disclosed on any Schedule to this Agreement; and

(iii)

those Liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business consistent with past practice, which Liabilities are not, individually or in the aggregate, material.

(b)

ICMS has provided to Company in the case of those Liabilities which are not fixed or are contested, its good faith estimate of the maximum amount which may be payable.

3.9

Accounts and Notes Receivable.  ICMS has furnished Company an accurate list, as of a date not more than five (5) business days prior to the date hereof, of the accounts and notes receivable of ICMS (including without limitation receivables from and advances to employees and the Edwards), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the “Accounts Receivable”).  On the Closing Date ICMS will deliver to Company an accurate list, as of a date not more than five (5) business days prior to the Closing Date, of the Accounts Receivable.  All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.  The Accounts Receivable are current and collectible net of any respective reserves shown on ICMS’s books and records (which reserves are adequate and calculated consistent with past practice).  To Edwards’s Knowledge, there is no contest, claim, or right of set-off, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

3.10

Books and Records.  ICMS has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of ICMS.

3.11

Permits.  ICMS owns or holds, or ICMS’s employees own or hold to the extent applicable, all material Permits required for the operation of its business.  The Permits are valid, and ICMS has not received any notice that any Governmental Body intends to modify, cancel, terminate or fail to renew any Permit.  No present or former officer, manager, member or employee of ICMS or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits.  ICMS has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable Legal Requirements and orders and is not in violation of any of the foregoing, except where such non-compliance or violation would not have a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to ICMS by, any Permit.

3.12

Real Estate Agreements.  ICMS presently leases on a month-to-month basis an office in Burlington, Ontario, located at 5500 North Service Road, Floor 11.  The property subject to the lease consists of approximately 1,400 square feet of space, and the rent is approximately $5,000.00 (US) per month.  In addition, ICMS presently leases on a month to month basis a condominium unit for a rent of approximately $1,400 per month, located at 399 Elizabeth Street, Apt. 702, Ontario, Canada.  ICMS has no other interest in real property.

3.13

Personal Property.

(a)

ICMS has furnished Company a complete and accurate list of all personal property included on the Interim Balance Sheet and all other personal property owned or leased by ICMS with a current book value for any one item in excess of $10,000 both (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material Equipment and an indication as to which assets are currently owned, or were formerly owned, by any Edwards or business or personal affiliates of any Edwards or of ICMS.

(b)

ICMS currently owns or leases all personal property necessary to conduct the business and operations of ICMS as they are currently being conducted and all such personal property is in good working order and condition, ordinary wear and tear excepted.

(c)

All fixed assets used by ICMS that are material to the operation of its business are either owned by ICMS or leased under a Contract.

3.14

Intellectual Property.

(a)

ICMS owns, or possesses adequate and enforceable licenses or other rights to use (including foreign rights), all Intellectual Property used in connection with its business and such rights will not cease to be valid rights of ICMS by reason of the execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions.

(b)

ICMS is the co-owner of Intellectual Property consisting of 17 policy manuals for operation and training for Assisted Living and Memory Care properties. All such property is used by ICMS in connection with its business.  ICMS has no patents. Complete copies of all trademark and service mark registrations and pending applications, and copyright registrations and pending applications, owned, controlled, created or used by or on behalf of ICMS have been provided to Company.

(c)

ICMS does not have any obligation to compensate any Person for the use of any Intellectual Property, and, with the exception of Baybridge Capital, to whom and for consideration it has granted a license to use the Policy Manuals; it has not granted to any other Person any license, option, or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not, other than licenses in the Ordinary Course of Business.

(d)

ICMS has not received any notice of invalidity or infringement of any rights of others with respect to the Intellectual Property.  No Person has notified ICMS that it is claiming any ownership of or right to use such Intellectual Property.  No Person, to the Knowledge of Edwards, is infringing upon any such Intellectual Property in any way, except where such use would not have a Material Adverse Effect on ICMS.  To the Knowledge of Edwards after reasonable investigation, the use of the Intellectual Property by ICMS does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Intellectual Property, and no action has been instituted against or notices received by ICMS or Edwards that are presently outstanding alleging that the use of the Intellectual Property infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property.

3.15

Material Contracts and Commitments.

(a)

As of the date of this Agreement, except as otherwise set forth in the Financial Statements or in this Agreement, there are no Contracts or Permits, written or oral, to which ICMS is a party or by which it or its properties are bound, with the exception of Management and Consulting agreements, including, without limitation, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which ICMS and any Related Party are parties (“Related Party Agreements”); and (ii) that may give rise to obligations or Liabilities exceeding, during the current term thereof, $10,000 individually, or that may generate revenues or income exceeding, during the current term thereof, $10,000 individually (collectively with the Related Party Agreements, the “Material Contracts”).  ICMS has provided Company with access to true, complete and correct copies of the Material Contracts.  ICMS has complied with all of its commitments and obligations, is not in default under any of the Material Contracts, has no Contracts under which the work has been substantially delayed or changed for which proper compensation is not expected, has no pending or expected claims in excess of $10,000 against a prime contractor or owner in connection with completed work or work in progress, and no notice of default has been received with respect to any thereof, and there are no Material Contracts that were not negotiated at arm’s length.

(b)

Each Material Contract is valid and binding on ICMS and is in full force and effect and, to the Knowledge of Edwards, there has not been any breach or default under any Material Contract by any party obligated to ICMS pursuant thereto.  Edwards will use its Best Efforts to obtain prior to the Closing Date all necessary Consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the Contemplated Transactions, or are required by any Governmental Body or other third party or are advisable in order that any such Material Contract remain in effect without modification after the consummation of the Contemplated Transactions and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit (“Third Party Consents”).

(c)

Except as disclosed on the applicable Schedules, there are no loans or credit agreements either (i) between ICMS and any Person in which Edwards owns a material interest, or (ii) guaranteed by ICMS for the benefit of any Person in which Edwards owns a material interest.

3.16

Government Contracts.  ICMS is not and has not been a party to any government contracts.

3.17

Insurance.  Schedule ICMS has delivered to Company or given Company access to true, complete and correct copies of all current insurance policies, all of which are in full force and effect.  All premiums payable under all such policies have been paid and ICMS is otherwise in full compliance with the terms of such policies.  Such policies of insurance are of the type and in amounts that to the Knowledge of Edwards are customarily carried by persons conducting businesses similar to that of ICMS.  The insurance carried by ICMS with respect to its properties, assets and business is, to Edwards’s Knowledge, with financially sound insurers.  To the Knowledge of Edwards, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

3.18

Labor and Employment Matters.  As of the date of this Agreement, with respect to employees of and service providers to ICMS:

(a)

ICMS is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting minimum wage and overtime payments, employment discrimination, workers’ compensation, family and medical leave, immigration laws, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

(b)

there is not now, nor within the past three years has there been, any unfair labor practice complaint against ICMS pending or, to Edwards’s Knowledge, Threatened;

(c)

there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to Edwards’s Knowledge, Threatened, against or directly affecting ICMS;

(d)

to Edwards’s Knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years with respect to ICMS;

(e)

no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending with respect to ICMS and, to Edwards’s Knowledge, no claims therefore exist or have been Threatened;

(f)

the employees of ICMS are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against ICMS or currently being negotiated by ICMS; and

(g)

to the Knowledge of Edwards, all persons classified by ICMS as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and ICMS has fully and accurately reported their compensation on to the applicable taxing authorities when required to do so.

3.19

Employee Benefit Plans.   ICMS has no plan, fund or arrangement to provide retirement, deferred income, welfare, severance, disability or any similar benefits to any employees, current or former, nor does ICMS sponsor or participate in any plan or arrangement that would constitute an employee benefit plan as defined under Section 3(2) of the Employee Retirement Income Security Act of 1974 under the laws of the United States of America or any similar laws in Canada or any province or governmental subdivision thereof, except as disclosed to Company in writing.

3.20

Conformity with Law; Litigation.

(a)

ICMS is not in violation of any Legal Requirement or any Order which would have a Material Adverse Effect on ICMS.  ICMS has conducted and is conducting its business in substantial compliance with all Legal Requirements and Permits and is not in violation of any of the foregoing which might have a Material Adverse Effect on ICMS.

(b)

There are no Proceedings, pending or, to the Knowledge of ICMS, Threatened against or affecting ICMS at law or in equity, or before or by any Governmental Body having jurisdiction over it and no notice of any Proceeding, whether pending or Threatened, has been received which might have a Material Adverse Effect on ICMS.  As of the date of this Agreement, there are no Orders (whether rendered by a court or administrative agency or by arbitration) against ICMS or against any of its properties or business which might have a Material Adverse Effect on ICMS.

3.21

Taxes.

(a)

ICMS has timely filed all Tax Returns due on or before the Closing Date and all such Tax Returns are true, correct and complete in all material respects.

(b)

ICMS has paid in full on a timely basis all Taxes and is in compliance with all Tax Laws.

(c)

The amount of  ICMS’s liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Interim Balance Sheet, and the amount of ICMS’s liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of ICMS on the Closing Date.

(d)

There are no ongoing examinations or claims against ICMS for Taxes, and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received from any Taxing Authority.

(e)

ICMS has a taxable year ending on December 31, in each year.

(f)

ICMS currently utilizes the cash method of accounting for income taxes and such method of accounting has not changed in the past 3 years.

(g)

ICMS has withheld and paid over to the proper Governmental Body all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

(h)

Copies of (i) any Tax examinations, (ii) extensions of statutory limitations for the collection or assessment of Taxes and (iii) the Tax Returns of ICMS’s for the last 2 fiscal years have been made available to Company.

(i)

There are (and as of immediately following the Closing there will be) no Liens on the assets of ICMS relating to or attributable to Taxes.

(j)

To Edwards’s Knowledge, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of ICMS or otherwise have an adverse effect on ICMS or its business.

(k)

ICMS is not, and has not been at any time, a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and ICMS has not assumed the Tax liability of any other person.

3.22

Absence of Changes.  Since the Balance Sheet Date, ICMS has conducted its business in the ordinary course and, between the Balance Sheet Date and the date of this Agreement except as contemplated herein there has not been:

(a)

any change that by itself or together with other changes has had a Material Adverse Effect;

(b)

any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of ICMS;

(c)

any change in the authorized capital of ICMS or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

(d)

any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of ICMS;

(e)

any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by ICMS to any of its officers, directors, shareholders, employees, consultants or agents, except in the Ordinary Course of Business consistent with past practice or as required by contract or law;

(f)

any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, which has had a Material Adverse Effect;

(g)

any sale or transfer, or any agreement to sell or transfer, any material assets property or rights of ICMS to any Person, including without limitation any Related Party;

(h)

any cancellation, or agreement to cancel, any indebtedness or other obligation owing to ICMS, including without limitation any indebtedness or obligation of any Related Party, owing to ICMS, provided that ICMS may negotiate and adjust bills in the course of good faith disputes with customers in the Ordinary Course of Business consistent with past practice;

(i)

any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of ICMS or requiring Consent of any party to the transfer and assignment of any such assets, property or rights;

(j)

any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the Ordinary Course of Business of ICMS;

(k)

any waiver of any material rights or claims of ICMS;

(l)

any breach, amendment or termination of any Material Contract, Permit or other right to which ICMS is a party other than in the Ordinary Course of Business;

(m)

any transaction by ICMS outside the Ordinary Course of Business, other than in connection with the Contemplated Transactions;

(n)

any capital commitment by ICMS exceeding $10,000 individually;

(o)

any change in accounting methods or practices, including any change in depreciation or amortization policies or rates by ICMS or the revaluation by ICMS of any of its assets, other than in connection with the Contemplated Transactions;

(p)

any creation or assumption by ICMS of any mortgage, pledge, security interest or lien or other encumbrance on any asset, other than Permitted Encumbrances, liens arising under existing lease financing arrangements which are not material and Liens for Taxes not yet due and payable;

(q)

any entry into, amendment of, relinquishment, termination or non-renewal by ICMS of any Contract, lease transaction, commitment or other right or obligation requiring aggregate payments by ICMS in excess of $10,000 other than in the Ordinary Course of Business;

(r)

except as disclosed on the Company’s financial statements, any loan to any person or entity, or incurring by ICMS, of any indebtedness, guaranteeing by ICMS of any indebtedness, issuance or sale of any debt securities of ICMS or guaranteeing of any debt securities of others;

(s)

the commencement or notice or, to the Knowledge of Edwards,  Threatened commencement, of any Proceeding against, or investigation of, ICMS or any of its affairs; or

(t)

any negotiation or agreement by ICMS or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s), other than negotiations with Company and its representatives regarding the Contemplated Transactions.

3.23

Deposit Accounts; Powers of Attorney.  ICMS has furnished Company a complete and accurate list as of the date of this Agreement, of:

(a)

the name of each financial institution in which ICMS has any account or safe deposit box;

(b)

the names in which the accounts or boxes are held;

(c)

the type of account;

(d)

the name of each person authorized to draw thereon or have access thereto; and

(e)

the name of each person, corporation, firm or other entity holding a general or special power of attorney from ICMS and a description of the terms of such power.

3.24

Relations with Governments.  To the Knowledge of Edwards, ICMS has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause ICMS to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

3.25

Disclosure.  Edwards has delivered or made available to Company true and complete copies of each Contract or other document (or summaries thereof) that is referred to specifically in the Schedules or that has been requested by Company.  Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the Schedules hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.  If any Edwards becomes aware of any fact or circumstance which would change a representation or warranty of Edwards in this Agreement or any representation made on behalf of ICMS, Edwards shall immediately give notice of such fact or circumstance to Company. However, such notification shall not relieve Edwards of its obligations under this Agreement.

3.26

Authority.  Edwards represents and warrants that he has authority as sole shareholder, sole director and President of ICMS to make the representations and warranties stated herein on behalf of ICMS.

4.

REPRESENTATIONS AND WARRANTIES OF COMPANY

To induce Edwards to enter into this Agreement and consummate the Contemplated Transactions, Company represents and warrants to Edwards as follows:

4.1

Duly Organized.  Company is duly organized, validly existing and in good standing under the laws of each jurisdiction in which it does business and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on the business, operations, properties, assets or condition, financial or otherwise, of either. Copies of the Organizational Documents of Company have been made available to Edwards.

4.2

Authorization; Validity of Obligations.  Company has all requisite corporate power and legal right and authority to enter into this Agreement and the transactions contemplated hereby.  The execution and delivery of this Agreement by Company and the performance by Company of the transactions contemplated herein have been duly and validly authorized by their respective Directors, and this Agreement has been duly and validly authorized by all necessary action.  This Agreement is a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.3

No Conflicts.  The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not:

(a)

conflict with, or result in a breach or violation of Company’s  respective Organizational Documents;

(b)

conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which Company is a party, or result in the creation or imposition of any Lien on any of Company’s properties pursuant to (i) any Legal Requirement to which Company or any of its properties are subject, or (ii) any Order to which Company is bound or any of it properties are subject;

(c)

result in termination or any impairment of any material Permit or Contract of Company;

(d)

violate any Legal Requirement or Order to which Company is subject, or by which either is bound; or

(e)

require the Consent of any third party.

4.4

Conformity with Law; Litigation.

(a)

Company is not in violation of any Legal Requirement or Order which would have a Material Adverse Effect on the business operations, properties, assets or condition, financial or otherwise of Company.  Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Legal Requirements and Orders and is not in violation of any of the foregoing which might have a Material Adverse Effect on Company.

(b)

There are no Proceedings, pending or, to the Knowledge of Company or any of its officers or directors, Threatened against or affecting Company at law or in equity, or before any Governmental Body having jurisdiction over either of them that would have a Material Adverse Effect and no notice of any such Proceeding, whether pending or Threatened, has been received.  There are no Orders against Company, or against any of the properties of Company, which would have a Material Adverse Effect on the business operations, properties, assets or conditions, financial or otherwise of Company.

5.

COVENANTS

5.1

Tax Matters.

(a)

The following provisions shall govern the allocation of responsibility as between the Edwards, ICMS and Company, for certain tax matters following the Closing Date:

(i)

ICMS shall prepare and file, within the time and in the manner provided by law, all Tax Returns of ICMS for all taxable periods ending on or before the Closing Date that are due after the Closing Date.  ICMS shall pay, on or before the due date of such Tax Returns, the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on ICMS’s books and records as of the Closing Date.  Such Tax Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices (so long as consistent with current law) and shall be subject to review and approval by Company, which shall not be unreasonably withheld.

(ii)

ICMS shall (A) cooperate fully, as reasonably requested by Company, in connection with the preparation and filing of Tax Returns pursuant to this Section 4.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to Company, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to ICMS for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating to Tax matters pertinent to ICMS that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

(iii)

 Edwards shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees relating to the transfer of the Shares.

5.2

Related Party Agreements.  To the extent that any Related Party Agreement that was not negotiated at arms-length cannot be terminated at the Closing, Edwards will use his Best Efforts to terminate such Related Party Agreements promptly unless Company directs otherwise.

5.3

Cooperation.

(a)

Edwards and Company shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such agreements, instruments and other documents as the other may reasonably request for the purpose of carrying out this Agreement.

(b)

The Company shall cooperate with ICMS and Edwards on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

(c)

Each party hereto shall cooperate in attempting to obtain all Consents and approvals required under this Agreement to effect the transactions contemplated hereby and otherwise use their Best Efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.  Edwards shall advise Company of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents.  Company agrees to assist ICMS and Edwards in obtaining such Consents, and to take such reasonable actions necessary or desirable to obtain such Consents, including without limitation, executing such instruments and other documents as may be required in connection with obtaining such Consents.

5.4

Tax Covenants.  The legal, accounting and tax advisers of Company and Edwards shall cooperate with one another in connection with (i) the analysis of the Tax Laws and accounting effects of, and requirements relating to effectuating the transaction.  Despite anything to the contrary in the Agreement, each party agrees to rely solely upon its own legal, accounting and advisers concerning Tax Laws and all facets of the transaction contemplated under this Agreement and agrees not to rely upon the any other party’s legal, accounting and advisers for any way whatsoever.

5.5

Insurance.  Prior to the Closing, the Edwards and ICMS shall report all claims, notices of possible claims, threatened claims and “circumstances” (as such term is defined in the insurance policies maintained by ICMS) that could lead to a claim against ICMS (collectively, the “Insurance Claims”) to (i) ICMS’s liability insurance carrier and other insurance carriers as appropriate and (ii) ICMS.

5.6

Loans to Edwards.  Edwards acknowledges that he has loaned sums to ICMS from time to time. Edwards agrees that immediately prior to the Effective Date all such loans shall be deemed contributions to the capital of ICMS, and no additional shares of ICMS shall be issued with respect to said contributions to capital.

6.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY

The obligation of Company to effect the Contemplated Transactions is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

6.1

Delivery of the Shares.  Edwards shall have delivered certificates representing all of the Shares, together with stock powers executed in blank, free and clear of all Liens.

6.2

Representations and Warranties; Performance of Obligations.

(a)

All of the representations and warranties of Edwards, individually and on behalf of ICMS, shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except (i) to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and accurate as of such earlier specified date or dates (but also subject to clause (iii) of this Section 6.2(a)), (ii) for changes that are permitted or contemplated pursuant to this Agreement or (iii) where the consequence of the matter set forth in such representation and warranty having failed to be true and accurate as of the date when made, on the Closing Date or on such earlier specified date would not have a Material Adverse Effect;

(b)

all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by ICMS or Edwards on or before the Closing Date shall have been duly complied with, performed or satisfied, except to the extent that the consequence of the failure of ICMS or Edwards to have so complied with, performed or satisfied would not have a Material Adverse Effect; and

(c)

a certificate to the foregoing effects dated the Closing Date and signed on behalf of ICMS and by Edwards shall have been delivered to Company

6.3

No Litigation.   No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Contemplated Transactions, limiting or restricting Company’s conduct or operation of the business of ICMS (or its own business) following the consummation of the Contemplated Transactions or restraining or prohibiting Company, ICMS or Edwards from consummating the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature having a reasonable likelihood of success pending or threatened against ICMS or Edwards or their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations of ICMS; provided, however, that ICMS shall be required to effect the Contemplated Transactions (and this condition shall be deemed satisfied) if the foregoing matters (including those set forth in Section 6.2 above), taken together, would not, in the reasonable discretion of Company, have a Material Adverse Effect.

6.4

No Material Adverse Change.  There shall have been no material adverse changes in the business, operations, affairs, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of ICMS, taken as a whole, since the date of this Agreement; and Company shall have received a certificate signed by Edwards dated the Closing Date to such effect with respect to ICMS only; provided, however, that Edwards shall be required to effect the consummation of the Contemplated Transactions (and this condition shall be deemed satisfied) if the foregoing matters, taken together, would not, in the reasonable discretion of Company, have a Material Adverse Effect.

6.5

Opinion of Counsel.  Company and Edwards shall have received opinions from counsel to Company and Edwards, dated the Closing Date, reasonably satisfactory to both parties.

6.6

Organizational Documents.  Company shall have received (a) a copy of the Articles of Incorporation and Certificate of Incorporation of ICMS certified by an appropriate authority in the provinces or states of its incorporation or organization and (b) a copy of the Bylaws and/or Operating Agreements of ICMS certified by an officer of the company.

6.7

Unaudited and Interim Financial Statements.  Company shall receive from ICMS unaudited financial statements for the most recent fiscal year and Interim Financials in a form reasonably satisfactory to Company.

6.8

Employment Agreements.  The Key Employees each shall enter into, at Closing, Employment Agreements with Company in substantially the form of Exhibit 2.4(a)(iii) hereto.

6.9

Related Party Receivables and Agreements. Except as otherwise disclosed herein, there will be no Related Party Agreements or any obligations owing ICMS by Related Parties as of the Closing.

6.10

Satisfactory Completion of Due Diligence.  Company shall have completed its due diligence review of ICMS to its full and complete satisfaction.

6.11

No Material Adverse Change.  There shall have been no material adverse changes in the business, operations, properties, assets, or condition (financial or otherwise) of ICMS since the date of this Agreement, and Company shall have received a certificate signed by Edwards dated the Closing Date to such effect.

7.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EDWARDS

The obligation of the Edwards to effect the Contemplated Transactions are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

7.1

Representations and Warranties; Performance of Obligations.  All of the representations and warranties of Company contained in this Agreement shall be materially true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Company on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Company shall have been delivered to Edwards.

7.2

No Litigation.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Company’s proposed acquisition of ICMS, limiting or restricting Company’s conduct or operation of the business of ICMS (or its own business) following the consummation of the Contemplated Transactions or restraining or prohibiting Company or Edwards from consummating the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature having a reasonable likelihood of success pending or threatened, against Company, Edwards, or ICMS, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of Company and its subsidiaries taken as a whole.

7.3

Consents and Approvals.  All necessary consents of, and filings with, any Governmental Body or third party relating to the consummation by Company of the transactions contemplated herein, shall have been obtained and made.

7.4

Employment Agreements.  The Key Employees shall have afforded the opportunity to enter into, at Closing, Employment Agreements with Company in substantially the form of Exhibit 2.4(a)(iii) hereto.

8.

INDEMNIFICATION

8.1

General Indemnification by Edwards.  Edwards covenants and agrees to indemnify, defend, protect and hold harmless Company and its respective officers, directors, employees, shareholders, assigns, successors and affiliates (individually, a “Company Indemnified Party” and collectively,  the “Company Indemnified Parties”) from, against and in respect of:

(a)

all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages), costs and expenses (including without limitation reasonable attorneys’ fees and disbursements of every kind, nature and description) (collectively, “Damages”) suffered, sustained, incurred or paid by Company Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

(i)

any breach of any representation or warranty of Edwards set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of Edwards or ICMS in connection herewith; or

(ii)

any nonfulfillment of any covenant or agreement by the Edwards ICMS, under this Agreement;  or

(iii)

the business, operations or assets of Edwards or ICMS prior to the Closing Date or the actions or omissions of the directors, officers, shareholders, employees or agents of Edwards or ICMS prior to the Closing  Date, other than Damages arising from matters expressly disclosed in the Financial Statements, this Agreement or the Schedules to this Agreement; and

(b)

any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

8.2

General Indemnification by Company.  Company covenants and agrees to indemnify, defend, protect and hold harmless the Edwards and its respective officers, directors, employees, shareholders, assigns, successors and affiliates (individually, a “Edwards Indemnified Party” and collectively,  the (“Edwards Indemnified Parties”) from, against and in respect of:

(a)

all Damages suffered, sustained, incurred or paid by a Edwards Indemnified Party in connection with, resulting from or arising out of, directly or indirectly:

(i)

any breach of any representation or warranty of Company set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of Company under this Agreement; and

(ii)

any nonfulfillment of any covenant or agreement by Company under this Agreement; and

(b)

any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.2.

8.3

Indemnification Procedures.  All claims or demands for indemnification under this Article 7 (“Claims”) shall be asserted and resolved as follows:

(a)

In the event that any Company Indemnified Party or Edwards Indemnified Party, as applicable (in either case, an “Indemnified Party”) has a Claim against any party obligated to provide indemnification pursuant to this Article 8  (individually and collectively, the “Indemnifying Party”) which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the “Claim Notice”).  If the Indemnifying Party does not notify the Indemnified Party within thirty days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.3(a), the Indemnified Party shall respond in a written statement to the objection within 30 days and, for 60 days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to such Claim (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

(b)

(1)

In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a “Third Party Claim”), the Indemnified Party shall deliver a Claim Notice including a copy of the claim if such claim was made in writing to the Indemnifying Party.  The Indemnifying Party shall have 30 days from the date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party’s interests.

(ii)

In the event that the Indemnifying Party timely notifies the Indemnified Party that the Indemnifying Party does not dispute the Indemnifying Parties’ obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. The Indemnified Party shall cooperate with the Indemnifying Party’s defense against any third-party claim. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party’s sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

(iii)

If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on the assets, liabilities, financial condition or results of operations of the Indemnified Party (or on ICMS but only if the Indemnified Party is ICMS in such an instance), the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim; provided, however, that the Indemnified Party will not settle any such Third Party Claim without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

(c)

The Indemnified Party’s failure to give reasonably prompt notice as required by this Article 8 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification under this Agreement shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudices the Indemnifying Party.

8.4

Survival of Representations and Warranties.  The representations and warranties of Edwards and Company will survive the Closing for three years from Closing.

9.

GENERAL

9.1

Successors and Assigns.  This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.2

Entire Agreement; Amendment; Waiver.  This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto.  Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

9.3

Counterparts.  This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

9.4

Brokers and Agents.  Company and Edwards each represents and warrants to the other that except as set forth in this Section 9.4, it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

9.5

Expenses.  Each party will pay the fees, expenses and disbursements of its own agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement.

9.6

Specific Performance; Remedies.  Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the noncompetition and confidentiality obligations set forth in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

9.7

Notices.  Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to Company to:

Richard A. Asta, President

2200 Lucien Way, Ste 350

Maitland, FL, 32751

With a required copy to:

G. Richard Hostetter, at the same address

If to Edwards to:

Dave Edwards,

4020 West Gulf Drive

Sanibel, FL 33957

With a required copy to:

Jonathan W. Shirley, Esq.

171 Circle Drive

Maitland, FL 32751

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

9.8

Governing Law.  This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction.

9.9

Severability.  If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

9.10

Absence of Third Party Beneficiary Rights.  No provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

9.11

Further Representations.  Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement.

[Execution Pages Following]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY:
Green Global Investments, Inc.

By:	/s/Richard A. Asta
Richard A. Asta, Chief Executive Officer

DAVID B. EDWARDS:

/s/ David B. Edwards
David B. Edwards